Exhibit 21.1
QAD Inc.
LIST OF REGISTRANT’S SUBSIDIARIES

Country of
Percentage Owned by QAD Inc.	Organization

QAD Australia Pty. Ltd. — 100%	Australia
QAD Europe NV/SA — 100%	Belgium
QAD Brasil Ltda. — 100%	Brazil
QAD Bermuda Ltd. — 100%	Bermuda
QAD Canada ULC — 100%	Canada
QAD China Ltd. — 100%	China
QAD Europe s.r.o. — 100%	Czech Republic
QAD Europe SAS — 100%	France
QAD Europe GmbH — 100%	Germany
QAD Asia Limited — 100%	Hong Kong
QAD India Private Limited — 100%	India
Columbus Software Systems Limited — 100%	Ireland
Precision Software Limited — 100%	Ireland
QAD Ireland Limited — 100%	Ireland
QAD Italy S.r.l. — 100%	Italy
QAD Korea Limited — 100%	Korea
QAD Mexicana, S.A. de C.V. — 100%	Mexico
QAD Sistemas Integrados Servicios de Consultoria, S.A. de C.V. — 100%	Mexico
QAD EMEA Holdings B.V. — 100%	Netherlands
QAD Europe B.V. — 100%	Netherlands
QAD Holland Holdings B.V. — 100%	Netherlands
QAD Netherlands B.V. — 100%	Netherlands
QAD NZ Limited — 100%	New Zealand
QAD Polska Sp. zo.o. — 100%	Poland
QAD Lusitana Lda. — 100%	Portugal
QAD Singapore Private Ltd. — 100%	Singapore
QAD Software South Africa (Pty) Ltd. — 100%	South Africa
QAD Europe S.L. — 100%	Spain
QAD Europe A.G. — 100%	Switzerland
QAD I&I Company Limited — 75%	Thailand
QAD Bilgisayar Yazilim Ltd. Sirketi — 100%	Turkey
Bisgen Ltd. — 100%	United Kingdom
Precision Distributions Limited — 100%	United Kingdom
Precision Solutions Limited — 100%	Untied Kingdom
QAD EMEA Limited — 100%	United Kingdom
QAD Europe Limited — 100%	United Kingdom
QAD Holding Limited — 100%	United Kingdom
QAD Ltd. — 100%	United Kingdom
QAD United Kingdom Ltd. — 100%	United Kingdom
Enterprise Engines, Inc. — 100%	USA
FBO Systems, Inc. — 100%	USA
QAD Brazil Inc. — 100%	USA
QAD Holdings Inc. — 100%	USA
QAD Japan Inc. — 100%	USA
QAD Ortega Hill, LLC — 100%	USA